UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2003

AMERICA’S CAR-MART, INC. (Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-14939 (Commission file number)	63-0851141 (I.R.S. Employer Identification No.)

1501 Southeast Walton Blvd., Suite 213, Bentonville, Arkansas 72712 (Address of principal executive offices, including area code)

(479) 464-9944 (Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits

(c) Exhibits:

99.1 Press release of America’s Car-Mart, Inc. dated December 10, 2003.

Item 12. Disclosure of Results of Operations and Financial Condition

On December 10, 2003, America’s Car-Mart, Inc. issued a press release announcing its second quarter operating results and other information for the period ended October 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.6. for Form 8-K, the following information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. America’s Car-Mart, Inc. disclaims any intention or obligation to update or revise this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: December 12, 2003	/s/ Mark D. Slusser Mark D. Slusser Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit 99.1	Press release of America’s Car-Mart, Inc. dated December 10, 2003.